Exhibit 10.2

Approved September 11, 2025

Effective January 1, 2026

Generac Holdings, Inc.

Non-Employee Director Compensation Policy

1.          Purpose and Scope. The Board of Directors of Generac Holdings, Inc. (the “Company”), to reflect the current compensation practices of the Company as approved by the Board, has set forth the following policy describing the amounts and form in which Non-Employee Directors of the Company shall be paid for their service in such capacity. This policy is not intended to supersede or modify the Company’s 2019 Equity Incentive Plan (“Incentive Plan”). Any terms herein, which are not otherwise defined, shall be as defined in the Incentive Plan. To the extent any terms or conditions contained within this policy conflict with the Incentive Plan, the Incentive Plan shall be determinative and controlling.

2.         Eligibility. Each Non-Employee Director shall be eligible to receive the compensation provided hereunder. Directors who are also employees of the Company, its subsidiaries or affiliates do not receive additional compensation for service as a Director, and shall not be eligible to receive any compensation contemplated herein.

3.         Retainer Fees.

3.1          Quarterly Retainer Fees. Each Non-Employee Director shall receive retainer fees in the amount of $25,000, whether in the form of cash or Shares (or otherwise permitted herein), that shall be made on a pro-rated quarterly basis commencing on the same date as the issuance of the Annual Stock Grant, and thereafter awarded following the second full business day after the date of the public disclosure of the Company’s financial results for each fiscal quarter (“Quarterly Retainer Fees”).

3.2          Additional Retainer Fees. Each Non-Employee Director who is appointed to serve as a Committee Chair or as the Lead Director shall receive additional retainer fees, whether in the form of cash or Shares (or otherwise permitted herein), that shall be made on a pro-rated quarterly basis commencing on the same date as the issuance of the Annual Stock Grant, and thereafter awarded following the second full business day after the date of the public disclosure of the Company’s financial results for each fiscal quarter (“Additional Retainer Fees,” and together with Quarterly Retainer Fees the “Retainer Fees”). The amount of the Additional Retainer Fees shall be as follows:

(a)    The Chair of the Audit Committee shall be paid $6,250;

(b)    The Chair of the Compensation Committee shall be paid $5,000;

(c)    The Chair of the Nominating and Governance Committee shall be paid $3,750; and

(d)    The Lead Director shall be paid $7,500.

4.         Annual Stock Grant. Annually, on a pro-rated basis as applicable, each Non-Employee Director will receive an award of Shares in the amount of $180,000. Except as otherwise provided herein, such Annual Stock Grant will be issued in non-restricted Shares, which shall be fully vested on the date of the award grant. Unless otherwise specified by the Board, the Annual Stock Grant shall be awarded following the second full business day after the date of the public disclosure of the Company’s financial results for the first quarter of the fiscal year.

5.         Form of Award.

(a)    Subject to the limitations otherwise set forth herein, each Non-Employee Director may choose to receive some or all of his or her Retainer Fees and Annual Stock Grant in (i) cash, (ii) vested Shares, or (iii) Deferred Stock Units (“DSU”).

(b)    Any election regarding the form of payment as provided in Section 5(a) must be received by the Company, within the time period pre-determined by the Company, and in writing in accordance with the manner, form and guidelines established by the Company, as may be amended from time to time by the Board.

(c)    To the extent a Non-Employee Director elects to receive all or a portion of his or her Retainer Fees or Annual Stock Grant in DSUs under Section 5(a)(iii), such DSUs shall be granted in accordance with, and subject to, the terms and conditions of the Company’s Deferred Stock Unit Plan for Non-Employee Directors effective April 1, 2017, and as may be amended.

(d)    Notwithstanding anything to the contrary herein, Non-Employee Directors may not elect to receive cash in lieu of Shares for the Annual Stock Grant unless he or she has met the stock ownership target requirements set forth in Section 7.

6.         Reimbursement of Expenses. The Company shall reimburse each Non-Employee Director for his or her reasonable business expenses incurred in connection with the performance of his or her duties, including reasonable travel and other expenses incurred by the Non-Employee Director to attend Board and Committee meetings. Each Non-Employee Director shall provide to the Company such receipts and other records related to such reimbursable expenses as the Company may require.

7.         Stock Ownership Target Requirements. Non-Employee Directors must own, within five years of their initial election to the Board, Shares having a value equal to five times the amount of their Quarterly Retainer Fees. Stock ownership for purposes of these guidelines includes Shares and DSUs.

8.         Administration. The Compensation Committee has the authority to construe, interpret, prescribe, amend, and rescind rules relating to the administration of Non-Employee Director Compensation, as well as the power to delegate such authority to any officer of the Company or their designee.

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